DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semi-Annual Period Ended June 30, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Limited-Term Government Funds
(the "Trust"), on behalf of Delaware Limited-Term Diversified Income Fund (the "Fund"), the
shareholders of the Fund voted (i) to elect a Board of Trustees for the Trust at a meeting held on
November 12, 2009 and reconvened to March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009 and reconvened to
December 23, 2010.  At the meeting, the following people were elected to serve as Independent
Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven,
Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

Thomas L. Bennett

SHARES VOTED FOR 68,553,677.959
PERCENTAGE OF OUTSTANDING SHARES 66.485%
PERCENTAGE OF SHARES VOTED 96.844%
SHARES WITH AUTHORITY WITHHELD 2,234,018.316
PERCENTAGE OF OUTSTANDING SHARES 2.167%
PERCENTAGE OF SHARES VOTED 3.156%

Patrick P. Coyne

SHARES VOTED FOR 68,596,740.123
PERCENTAGE OF OUTSTANDING SHARES 66.527%
PERCENTAGE OF SHARES VOTED 96.905%
SHARES WITH AUTHORITY WITHHELD 2,190,956.152
PERCENTAGE OF OUTSTANDING SHARES 2.125%
PERCENTAGE OF SHARES VOTED 3.095%

John A. Fry

SHARES VOTED FOR 68,626,436.577
PERCENTAGE OF OUTSTANDING SHARES 66.556%
PERCENTAGE OF SHARES VOTED 96.947%
SHARES WITH AUTHORITY WITHHELD 2,161,259.698
PERCENTAGE OF OUTSTANDING SHARES 2.096%
PERCENTAGE OF SHARES VOTED 3.053%

Anthony D. Knerr

SHARES VOTED FOR 68,581,143.409
PERCENTAGE OF OUTSTANDING SHARES 66.512%
PERCENTAGE OF SHARES VOTED 96.883%
SHARES WITH AUTHORITY WITHHELD 2,206,552.866
PERCENTAGE OF OUTSTANDING SHARES 2.140%
PERCENTAGE OF SHARES VOTED 3.117%

Lucinda S. Landreth

SHARES VOTED FOR 68,568,570.266
PERCENTAGE OF OUTSTANDING SHARES 66.499%
PERCENTAGE OF SHARES VOTED 96.865%
SHARES WITH AUTHORITY WITHHELD 2,219,126.009
PERCENTAGE OF OUTSTANDING SHARES 2.153%
PERCENTAGE OF SHARES VOTED 3.135%

Ann R. Leven

SHARES VOTED FOR 68,580,474.145
PERCENTAGE OF OUTSTANDING SHARES 66.511%
PERCENTAGE OF SHARES VOTED 96.882%
SHARES WITH AUTHORITY WITHHELD 2,207,222.130
PERCENTAGE OF OUTSTANDING SHARES 2.141%
PERCENTAGE OF SHARES VOTED 3.118%

Thomas F. Madison

SHARES VOTED FOR 68,541,432.826
PERCENTAGE OF OUTSTANDING SHARES 66.473%
PERCENTAGE OF SHARES VOTED 96.827%
SHARES WITH AUTHORITY WITHHELD 2,246,263.449
PERCENTAGE OF OUTSTANDING SHARES 2.179%
PERCENTAGE OF SHARES VOTED 3.173%

Janet L. Yeomans

SHARES VOTED FOR 68,534,985.674
PERCENTAGE OF OUTSTANDING SHARES 66.467%
PERCENTAGE OF SHARES VOTED 96.818%
SHARES WITH AUTHORITY WITHHELD 2,252,710.601
PERCENTAGE OF OUTSTANDING SHARES 2.185%
PERCENTAGE OF SHARES VOTED 3.182%

J. Richard Zecher

SHARES VOTED FOR 68,474,232.762
PERCENTAGE OF OUTSTANDING SHARES 66.408%
PERCENTAGE OF SHARES VOTED 96.732%
SHARES WITH AUTHORITY WITHHELD 2,313,463.513
PERCENTAGE OF OUTSTANDING SHARES 2.244%
PERCENTAGE OF SHARES VOTED 3.268%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Limited-Term Diversified Income Fund

SHARES VOTED FOR 47,093,160.712
PERCENTAGE OF OUTSTANDING SHARES 45.672%
PERCENTAGE OF SHARES VOTED 67.008%
SHARES VOTED AGAINST 1,081,871.145
PERCENTAGE OF OUTSTANDING SHARES 1.049%
PERCENTAGE OF SHARES VOTED 1.539%
SHARES ABSTAINED 1,595,776.835
PERCENTAGE OF OUTSTANDING SHARES 1.548%
PERCENTAGE OF SHARES VOTED 2.271%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group Limited-Term Government
Funds (the "Fund") effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of
Trustees of the Fund, upon recommendation of the Audit Committee, selected
PricewaterhouseCoopers LLP ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending December 31, 2010.  During the fiscal years ended
December 31, 2009 and December 31, 2008, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(f) Letter from the independent accountants furnished pursuant to Sub-Item
77K, attached as Exhibit.

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